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Exhibit 10.45

STOCK PURCHASE AGREEMENT

        THIS STOCK PURCHASE AGREEMENT (this "Agreement") is made and entered into as of August 28, 2002, by and between Yahoo! Inc., a Delaware corporation ("Yahoo!"), and SOFTBANK America Inc., a Delaware corporation ("Softbank").

        THE PARTIES AGREE AS FOLLOWS:

ARTICLE I
PURCHASE AND SALE OF STOCK

        Section 1.1    Purchase and Sale of Shares.    Subject to the terms and conditions of this Agreement, Yahoo! agrees to purchase from Softbank at the Closing (as defined in Section 1.2 below) and Softbank agrees to sell and transfer to Yahoo! at the Closing 11,074,197 shares (the "Shares") of Yahoo! common stock, par value $0.001 per share ("Yahoo! Common Stock"), at a purchase price per share equal to $9.03, representing an aggregate purchase price of $99,999,998.91.

        Section 1.2    Closing Date.    The consummation of the purchase and sale of the Shares (the "Closing") shall be held at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 525 University Avenue, Palo Alto, California, on August 29, 2002 or at such other time and place as Yahoo! and Softbank mutually agree upon in writing (the "Closing Date").

        Section 1.3    Delivery and Payment.    On the Closing Date, Softbank shall deliver to Yahoo! the certificate(s) representing the Shares and Yahoo! shall deliver to Softbank the aggregate purchase price for the Shares as contemplated by Section 1.1 above by means of a wire transfer of immediately available funds to a United States bank account designated in advance in writing by Softbank to Yahoo! prior to the Closing.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF YAHOO!

        Yahoo! hereby represents and warrants to Softbank, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

        Section 2.1    Organization.    Yahoo! is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

        Section 2.2    Authority; No Conflict; Required Filings and Consents.

          (a)  Yahoo! has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the acquisition of the Shares as contemplated by Section 1.1. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Yahoo!. This Agreement has been duly executed and delivered by Yahoo!, and constitutes the valid and binding obligation of Yahoo!, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (b)  The execution and delivery by Yahoo! of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Yahoo!, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Yahoo!

  is a party or by which any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Yahoo! or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a material adverse effect on Yahoo! and its subsidiaries, taken as a whole, or on the ability of Yahoo! to consummate the transactions contemplated hereby.

          (c)  No consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other governmental authority or instrumentality ("Governmental Entity") is required by or with respect to Yahoo! in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably expected to have a material adverse effect on Yahoo! and its subsidiaries, taken as whole.

        Section 2.3    Commission Filings; Financial Statements.

          (a)  Yahoo! has filed with the Securities and Exchange Commission (the "Commission") and made available to Softbank or its representatives all forms, periodic and current reports and other documents, in each case required to be filed by Yahoo! with the Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), since June 30, 2001 (collectively, the "Yahoo! Commission Reports"). Yahoo! Commission Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b)  Each of the financial statements (including, in each case, any related notes) contained in Yahoo! Commission Reports, including any Yahoo! Commission Report filed after the date of this Agreement until the Closing, complied as to form in all material respects with the applicable published rules and regulations of the Commission with respect thereto, was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the Commission) and fairly presented the consolidated financial position of Yahoo! and its subsidiaries as at the respective dates and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal year-end adjustments.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF SOFTBANK

        Softbank hereby represents and warrants to Yahoo!, at and as of the date of this Agreement and at and as of the Closing Date, as follows:

        Section 3.1    Organization.    Softbank is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power to own, lease and operate its property and to carry on its business as now being conducted.

        Section 3.2    Authority; No Conflict; Required Filings and Consents.

          (a)  Softbank has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement, including the sale of the Shares as contemplated by Section 1.1. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Softbank. This Agreement has been duly executed and delivered by Softbank, and constitutes the valid and binding obligation of Softbank, enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity.

          (b)  The execution and delivery by Softbank of this Agreement does not, and consummation of the transactions contemplated by this Agreement will not, (i) conflict with, or result in any violation or breach of any provision of the Certificate of Incorporation or Bylaws of Softbank, (ii) result in any violation or breach of, or constitute (with or without notice or lapse of time, or both) a default (or give rise to a right of termination, cancellation or acceleration of any obligation or loss of any material benefit) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, contract or other agreement, instrument or obligation to which Softbank is a party or by which any of its properties or assets may be bound, or (iii) conflict with or violate any permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Softbank or any of its affiliates (other than Yahoo!) or any of its properties or assets, except in the case of (ii) and (iii) for any such conflicts, violations, defaults, terminations, cancellations or accelerations which would not be reasonably likely to have a material adverse effect on Softbank or on the ability of Softbank to consummate the transactions contemplated hereby.

          (c)  No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to Softbank in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable federal and state securities laws and the laws of any foreign country, and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not be reasonably expected to have a material adverse effect on Softbank.

        Section 3.3    Access to Information.    Softbank acknowledges that it is familiar with the contents of the Yahoo! Commission Reports and has had the opportunity to ask questions of management representatives of Yahoo! or otherwise to obtain any additional information which Softbank may reasonably request concerning the business or affairs of Yahoo!.

        Section 3.4    Ownership of Shares.    Softbank (i) is the record and beneficial owner of the Shares, (ii) owns the Shares free and clear of any lien or other encumbrance, and (iii) has the right to transfer the Shares to Yahoo! free and clear of any lien or encumbrance, pursuant to the terms of this Agreement.

        Section 3.5    Schedule 13D and Form 4.    Softbank acknowledges its obligation to report the transactions contemplated hereby on Schedule 13D and Form 4.

ARTICLE IV
MISCELLANEOUS

        Section 4.1    Governing Law.    This Agreement shall be governed in all respects by the laws of the State of Delaware (without reference to its conflicts of laws principles).

        Section 4.2    Survival.    The representations and warranties herein and the agreements set forth in Section 4.3 shall survive the closing of the transactions contemplated hereby.

        Section 4.3    Public Disclosure.    Yahoo! and Softbank shall consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with the Nasdaq Stock Market or a national securities exchange. Softbank agrees to report the transactions contemplated hereby in the manner and by the date or dates prescribed by the Exchange Act (including, without limitation, its obligation to report the sale of the Shares on Form 4 by the end of the second business day following such sale pursuant to Exchange Act Section 16(a), as amended by the Sarbanes-Oxley Act of 2002). Softbank shall advise Yahoo! of the proposed filing date of any Schedule 13D (or any amendments thereto) to be made by Softbank pursuant to the Exchange Act in connection with the transaction contemplated by this Agreement not less than one business day prior to the making of such filing.

        Section 4.4    Successors and Assigns.    Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon the successors of the parties hereto.

        Section 4.5    Entire Agreement; Amendment.    This Agreement and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement among the parties with regard to the subjects hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of Yahoo! and Softbank.

        Section 4.6    Notices and Other Communications.    Every notice or other communication required or contemplated by this Agreement by either party shall be delivered either by (i) personal delivery, (ii) postage prepaid return receipt requested registered or certified mail or the equivalent of registered or certified mail under the laws of the country where mailed, (iii) nationally recognized overnight courier, such as Federal Express or UPS, or (iv) facsimile with a confirmation copy sent simultaneously by postage prepaid, return receipt requested, registered or certified mail, in each case addressed to Yahoo! or Softbank as the case may be at the following address:

To Yahoo!:	Yahoo! Inc. 701 First Avenue Sunnyvale, CA 94089 Attn: Chief Financial Officer Facsimile: (408) 731-3400
With a copy at the same address to the attention of the General Counsel, and a copy to:
Skadden, Arps, Slate, Meagher & Flom LLP 525 University Avenue Suite 1100 Palo Alto, CA 94301 Attn: Kenton J. King Thomas J. Ivey Facsimile: (650) 470-4570
To Softbank:	SOFTBANK America Inc. 1188 Centre Street Newton Center, Massachusetts 02549 Attn: Steven J. Murray Facsimile: (617) 928-9304
With a copy to:
Sullivan & Cromwell 1870 Embarcadero Road Palo Alto, California 94303 Attn: John L. Savva Facsimile: (650) 461-5700

or at such other address as the intended recipient previously shall have designated by written notice to the other party (with copies to counsel as may be indicated on the signature page). Notice by registered or certified mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or equivalent, and in the absence of such record of delivery, the effective date shall be presumed to have been the fifth (5th) business day after it was deposited in the mail. All notices delivered in person or sent by courier shall be deemed to have been delivered to and received by the addressee and shall be effective on the date of personal delivery; notices delivered by facsimile with simultaneous confirmation copy by registered or certified mail shall be deemed delivered to and received by the addressee and effective on the date sent. Notice not given in writing shall be effective only if acknowledged in writing by a duly authorized representative of the party to whom it was given.

        Section 4.7    Delays or Omissions.    No delay or omission to exercise any right, power or remedy accruing to any party to this Agreement, upon any breach or default of the other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies either under this Agreement, or by law or otherwise afforded to any party, shall be cumulative and not alternative.

        Section 4.8    Severability.    In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        Section 4.9    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party. Such facsimile copies shall constitute enforceable original documents.

        Section 4.10    Attorneys' Fees.    If any action or proceeding shall be commenced to enforce this Agreement or any right arising in connection with this Agreement, the prevailing party in such action or proceeding shall be entitled to recover from the other party, the reasonable attorneys' fees, costs and expenses incurred by such prevailing party in connection with such action or proceeding or negotiation to avoid such action or proceeding.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth in the first paragraph hereof.

YAHOO! INC.
By:	/s/ TERRY S. SEMEL Name: Terry S. Semel Title: Chairman and Chief Executive Officer
SOFTBANK AMERICA INC.
By:	/s/ FRANCIS B. JACOBS II Name: Francis B. Jacobs II Title: Vice President

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  Exhibit 10.45
STOCK PURCHASE AGREEMENT